Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. REPORTS A 75% INCREASE IN SECOND QUARTER 2008 EARNINGS PER SHARE, EXCEEDING EXPECTATIONS AND RAISING GUIDANCE

New York, NY — August 15, 2008 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 596 retail stores, today announced results for the second quarter ended August 2, 2008.  The results of operations discussed below are for the Company’s continuing operations only, the New York & Company brand.

For the second quarter of fiscal year 2008, net sales were $295.7 million, as compared to $285.0 million for the second quarter of fiscal year 2007. Comparable store sales for the second quarter of fiscal year 2008 decreased 2.2%, compared to a 4.9% increase in the prior year second quarter. Net income from continuing operations for the second quarter of fiscal year 2008 was $8.6 million, or $0.14 per diluted share, as compared to prior year second quarter net income from continuing operations of $5.0 million, or $0.08 per diluted share, representing a 75% increase in earnings per diluted share.

For the six month period ended August 2, 2008, net sales were $565.7 million, as compared to $559.2 million for the six months ended August 4, 2007. Comparable store sales decreased 4.3% for the six month period ended August 2, 2008, as compared to a 2.0% increase in the prior year period. Net income from continuing operations for the six month period ended August 2, 2008 was $15.3 million, or $0.25 per diluted share, as compared to prior year six month net income from continuing operations of $10.2 million, or $0.17 per diluted share, representing a 47% increase in earnings per diluted share.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated:  “We are pleased to continue our positive momentum and deliver better than expected second quarter results.  Our performance this quarter demonstrates the success of our strategies to maximize profitability in a tough environment and our ability to deliver compelling assortments and value to our customers.  During the quarter, our sales met our expectations and we achieved a significant increase in gross profit margin driven by the strength of our offerings and our actions to tightly control inventory and eliminate non brand-building promotions.  As we begin the second half of the year, we believe we are well positioned to accomplish our goals and will continue to emphasize the strategies that generated our strong first half performance.”

Significant highlights with respect to the second quarter included the following:

•

A favorable customer response to merchandise assortments, which, coupled with the elimination of non-brand building promotions, resulted in a 230 basis point increase in gross profit margin versus the same period a year ago;

•

A 22.3% decline in inventory per average store as compared to the end of last year’s second quarter. This reduction reflects the Company’s planned optimization of inventory flow and establishes inventory support at the proper level;

•	Controlling costs which resulted in selling, general and administrative expenses declining by 1.6% on an average store basis;

•	The opening of 10 new stores during the quarter, expanding the store base to 596 stores and 3.4 million selling square feet; and

•	Further strengthening of the balance sheet which resulted in a cash balance of $87 million versus $27 million at the end of last year’s second quarter.

Outlook

The Company expects to continue its successful strategy of improving margin through targeted well-planned promotions and tight inventory control during what we anticipate to be a challenging business environment throughout the third and fourth quarters.  The Company’s outlook for the third quarter of fiscal year 2008 reflects comparable store sales in the low to mid negative single-digit range with gross margins improving versus the same period a year ago.  This outlook includes the effect of a shift in the timing of a key promotional program from the last week of the third quarter into early November in order to optimize sales and margins for the fall season.  The Company’s current outlook for earnings per diluted share in the third quarter of fiscal year 2008 is in the range of $0.08 to $0.12. This compares to actual third quarter of fiscal year 2007 earnings per diluted share of $0.09.  During the third quarter of fiscal year 2008, the Company plans to open approximately five stores, close two stores and remodel seven stores, ending the quarter with approximately 599 stores and 3.4 million selling square feet.

The Company expects comparable store sales to be in the low to mid negative single-digit range for the full fiscal year 2008 and now expects earnings per diluted share to be in the range of $0.52 to $0.60.  This compares to the Company’s previous guidance range of $0.44 to $0.54 and compares to actual fiscal year 2007 earnings per diluted share of $0.44.

During fiscal year 2008, the Company plans to open 25 to 30 stores, close approximately 12 stores and remodel approximately 13 stores, ending the fiscal year with 591 to 596 stores and approximately 3.3 million selling square feet in operation, with new stores representing approximately 105,000 selling square feet.  Capital expenditures are estimated in the range of $52.0 million to $54.0 million in fiscal year 2008 versus $75.5 million in fiscal year 2007.  Depreciation expense for the year is estimated at $44.0 million.

Conference Call Information

A conference call to discuss the second quarter of fiscal year 2008 results is scheduled for today Friday, August 15, 2008 at 9:00 am Eastern Daylight Time.  Investors and analysts interested in participating in the call are invited to dial 800-922-9655, referencing conference ID number 56606385, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on August 22, 2008 and can be accessed by dialing 800-642-1687 and enter conference ID number 56606385 and pin: 1079.

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully and the potential lack of availability of suitable store locations on acceptable terms; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends, develop new merchandise and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) our dependence on the success of our brand; (vii) competition in our market, including promotional and pricing competition; (viii) our reliance on the effective use of customer information; (ix) our ability to service any debt we incur from time to time as well as our ability to maintain the requirements that the agreements related to such debt impose upon us; (x) the susceptibility of our business to extreme and/or unseasonable weather conditions; (xi) our ability to retain, recruit and train key personnel; (xii) our reliance on third parties to manage some aspects of our business; (xiii) changes in the cost of raw materials, distribution services or labor, including federal and state minimum wage rates; (xiv) the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; (xv) our reliance on foreign sources of production, including the disruption of imports by labor disputes, political instability, legal and regulatory matters, duties, taxes, other charges and quotas on imports, local business practices, potential delays in shipping and related pricing impacts and political issues and fluctuation in currency and exchange rates; (xvi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xvii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xviii) our ability to successfully integrate new or acquired businesses into our existing business; (xix) our reliance on manufacturers to maintain ethical business practices; (xx) our ability to protect our trademarks and other intellectual property rights; (xxi) our ability to maintain, and our reliance on, our information technology infrastructure; (xxii) the effects of government regulation; (xxiii) the control of the company by our sponsors and any potential change of ownership of those sponsors; and (xxiv) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 596 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Three months ended August 2, 2008	% of net sales	Three months ended August 4, 2007	% of net sales
Net sales	$295,668	100.0%	$284,966	100.0%

Cost of goods sold, buying and occupancy costs	207,286	70.1%	206,275	72.4%

Gross profit	88,382	29.9%	78,691	27.6%

Selling, general and administrative expenses	73,928	25.0%	70,051	24.6%

Operating income	14,454	4.9%	8,640	3.0%

Interest expense, net of interest income	56	—%	219	0.1%

Income from continuing operations before income taxes	14,398	4.9%	8,421	2.9%

Provision for income taxes	5,788	2.0%	3,385	1.1%

Income from continuing operations	8,610	2.9%	5,036	1.8%

Income (loss) from discontinued operations, net of taxes	167	0.1%	(1,537)	(0.6)%

Net income	$8,777	3.0%	$3,499	1.2%

Basic earnings per share from continuing operations	$0.15		$0.09
Basic loss per share from discontinued operations	—		(0.03)
Basic earnings per share	$0.15		$0.06

Diluted earnings per share from continuing operations	$0.14		$0.08
Diluted loss per share from discontinued operations	—		(0.02)
Diluted earnings per share	$0.14		$0.06

Weighted average shares outstanding:
Basic shares of common stock	59,426		58,262
Diluted shares of common stock	61,395		60,954

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales (decrease) increase	(2.2)%		4.9%
Net sales per average selling square foot (a)	$88		$87
Net sales per average store (b)	$500		$517
Average selling square footage per store (c)	5,671		5,905

(a)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(b)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(c)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Six months ended August 2, 2008	% of net sales	Six months ended August 4, 2007	% of net sales
Net sales	$565,737	100.0%	$559,152	100.0%

Cost of goods sold, buying and occupancy costs	393,414	69.5%	401,018	71.7%

Gross profit	172,323	30.5%	158,134	28.3%

Selling, general and administrative expenses	146,503	25.9%	140,576	25.2%

Operating income	25,820	4.6%	17,558	3.1%

Interest expense, net of interest income	180	—%	480	0.1%

Income from continuing operations before income taxes	25,640	4.6%	17,078	3.0%

Provision for income taxes	10,307	1.9%	6,865	1.2%

Income from continuing operations	15,333	2.7%	10,213	1.8%

Income (loss) from discontinued operations, net of taxes	167	—%	(5,912)	(1.0)%

Net income	$15,500	2.7%	$4,301	0.8%

Basic earnings per share from continuing operations	$0.26		$0.17
Basic loss per share from discontinued operations	—		(0.10)
Basic earnings per share	$0.26		$0.07

Diluted earnings per share from continuing operations	$0.25		$0.17
Diluted loss per share from discontinued operations	—		(0.10)
Diluted earnings per share	$0.25		$0.07

Weighted average shares outstanding:
Basic shares of common stock	59,350		58,033
Diluted shares of common stock	61,314		60,911

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales (decrease) increase	(4.3)%		2.0%
Net sales per average selling square foot (a)	$169		$171
Net sales per average store (b)	$964		$1,022
Average selling square footage per store (c)	5,671		5,905

(a)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(b)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(c)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	August 2, 2008	February 2, 2008	August 4, 2007
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,699	$73,734	$27,452
Accounts receivable	16,229	18,523	18,027
Income taxes receivable	—	11,730	—
Inventories, net	98,796	103,923	118,883
Prepaid expenses	27,441	21,991	26,922
Other current assets	2,336	1,913	3,023
Current assets of discontinued operations	493	716	5,350
Total current assets	231,994	232,530	199,657

Property and equipment, net	249,055	239,557	219,359
Intangible assets	14,869	14,843	14,843
Other assets	1,343	1,500	1,294
Non-current assets of discontinued operations	—	26	35,812
Total assets	$497,261	$488,456	$470,965
Liabilities and stockholders’ equity
Current liabilities:
Current portion — long-term debt	$6,000	$6,000	$6,000
Accounts payable	74,722	77,177	65,485
Accrued expenses	52,602	53,618	49,935
Deferred income taxes	3,710	3,928	3,644
Current liabilities of discontinued operations	1,002	7,328	3,600
Total current liabilities	138,036	148,051	128,664

Long-term debt, net of current portion	16,500	19,500	22,500
Deferred income taxes	3,119	3,747	1,377
Deferred rent	77,207	72,537	64,440
Other liabilities	4,697	4,660	4,594
Non-current liabilities of discontinued operations	—	—	2,270
Total liabilities	239,559	248,495	223,845

Total stockholders’ equity	257,702	239,961	247,120
Total liabilities and stockholders’ equity	$497,261	$488,456	$470,965

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)	Six months ended August 2, 2008	Six months ended August 4, 2007

Operating activities
Net income	$15,500	$4,301
Less: Income (loss) from discontinued operations, net of taxes	167	(5,912)
Income from continuing operations	15,333	10,213
Adjustments to reconcile net income to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	21,243	18,450
Amortization of deferred financing costs	89	139
Share-based compensation expense	734	931
Deferred income taxes	(846)	(1,392)
Changes in operating assets and liabilities:
Accounts receivable	2,294	(4,241)
Income taxes receivable	11,730	—
Inventories, net	5,127	(16,627)
Prepaid expenses	(5,450)	(7,339)
Accounts payable	(2,455)	2,531
Accrued expenses	(1,016)	(9,258)
Income taxes payable	—	(8,704)
Deferred rent	4,670	10,607
Other assets and liabilities	(402)	3,324
Net cash provided by (used in) operating activities of continuing operations	51,051	(1,366)

Investing activities
Acquisition of trademarks	(26)	—
Capital expenditures	(30,657)	(35,331)
Net cash used in investing activities of continuing operations	(30,683)	(35,331)

Financing activities
Repayment of debt	(3,000)	(3,000)
Proceeds from exercise of stock options	62	162
Excess tax benefit from exercise of stock options	1,445	3,240
Other	—	(64)
Net cash (used in) provided by financing activities of continuing operations	(1,493)	338

Cash flows from discontinued operations
Operating cash flows	(6,133)	(3,649)
Investing cash flows	—	(307)
Financing cash flows	—	—
Net cash used in discontinued operations	(6,133)	(3,956)

Net increase (decrease) in cash and cash equivalents	12,742	(40,315)
Cash and cash equivalents at beginning of period (including cash at discontinued operations of $223 and $206, respectively)	73,957	68,064
Cash and cash equivalents at end of period (including cash at discontinued operations of $0 and $297, respectively)	$86,699	$27,749

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Store Count and Selling Square Footage
(Unaudited)

Fiscal Year 2008	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	578	10	2	(2)	586
2nd Quarter (Actual)	586	10	4	—	596
3rd Quarter (Projected)	596	5	7	(2)	599
4th Quarter (Projected)	599	—	—	(8)	591

Fiscal Year 2008	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,327,450	42,139	(8,761)	(14,122)	3,346,706
2nd Quarter (Actual)	3,346,706	40,321	(6,858)	—	3,380,169
3rd Quarter (Projected)	3,380,169	22,796	(21,351)	(10,415)	3,371,199
4th Quarter (Projected)	3,371,199	—	—	(54,484)	3,316,715